SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of August 31, 2010, to the Fund Accounting Servicing Agreement, dated as of August 15, 2005, as amended August 12, 2008 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The term of the Agreement is extended through August 31, 2013;

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.                                                                           U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek                                                                    By: /s/ Michael R. McVoy
Name: Mary Ellen Stanek                                                             Name: Michael R. McVoy
Title: President                                                                              Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
Name: Charles M. Weber
Title: Managing Director

Amended Exhibit A
to the
Fund Accounting Servicing Agreement

Separate Series of Funds

Fund Names

Advisor

Name of Series                                                                                      Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Short-Term Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	September 29, 2000

Company

Name of Series                                                                                      Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000

Amended Exhibit B to the Fund Accounting Servicing Agreement – Baird Funds
FUND ACCOUNTING SERVICES FEE SCHEDULE - Effective September 1, 2010
Annual Fund Accounting Fee Based Upon Average Net Assets Per Fund
Annual Base fee per fund (____ cusips): $____

____ basis points on the first $____ plus
____ basis points on the next $____ plus
____ basis point on the next $____ plus
____ basis point on the balance over $____

Services Included in Annual Fee Per Fund
▪  Advisor Information Source Web portal

Out-Of-Pocket Expenses
Including but not limited to pricing services*, corporate action services*, fair value pricing services*, factor services*, and customized reporting.
Priced Separately
▪ Master/Feeder Funds
▪ International Funds
▪ Additional Fund Classes (more than 2)
▪ Multiple Managers/Subadvisors per Fund
▪ New fund/Share Class Launch

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, swaps, bank loans, etc.

Fees are billed monthly.

*Fees Waived
Pricing Services*
▪ $____ Domestic and Canadian Equities/Options
▪ $____ Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪ $____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪ $____ /Fund per Day - Bank Loans
▪ $____ /Fund per Day - Credit Default Swaps/Swaptions
▪ $____ /Fund per Day - Basic Interest Rate Swaps
▪ $____ /Fund per Month - Mutual Fund Pricing
▪ $____ /Foreign Equity Security per Month for Corporate Action Service
▪ $____ /Domestic Equity Security per Month for Corporate Action Service
▪ $____ /Month Manual Security Pricing (>10/day)
Factor Services* (BondBuyer)
▪ $____ /CMO/Month
▪ $____ /Mortgage Backed/Month
▪ $____ /Month Minimum/Fund Group
Fair Value Services* (FT Interactive)
▪ $____ on the First 100 Securities/Day
▪ $____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.
Use of alternative sources may result in additional fees.